Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 1, 2014, by and between CORVEL CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 28, 2009, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

The Amendment to Credit Agreement dated September 1, 2012 was inadvertently named Second Amendment to Credit Agreement and referenced a Credit Agreement dated May 28, 2009. The Amendment is hereby renamed Third Amendment to Credit Agreement.

The Amendment to Credit Agreement dated September 1, 2013 was inadvertently named Second Amendment to Credit Agreement and referenced a Credit Agreement dated May 28, 2009. The Amendment is hereby renamed Fourth Amendment to Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1. (a) is hereby amended by deleting “September 1, 2014” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “September 1, 2015,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of September 1, 2014 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Section 4.9 (a) is hereby deleted in its entirety, and the following substituted therefor:

“(a) Current Ratio not less than 1.25 to 1.0 at each fiscal quarter end, with “Current Ratio” defined as total current assets divided by total current liabilities.

3. Section 4.9 (b) is hereby deleted in its entirety, and the following substituted therefor:

“(b) Total Liabilities divided by Tangible Net Worth not greater than 1.25 to 1.0 at each fiscal quarter end, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets.”

4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW. MOST AGREEMENTS. PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL. FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING. EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

CORVEL CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Richard Schweppe	By:
TITLE:	Chief Financial Officer		DAWN MOORE, SENIOR VICE PRESIDENT